UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

Top Image Systems Ltd.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-14552

Israel
(State of Incorporation or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mixer House, Rokach Blvd 101, Tel Aviv, Israel (Address of Principal Executive Offices)	6153101 (Zip Code)

Registrant’s Telephone Number, including area code: 972-3-7679100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2019, Top Image Systems Ltd., a company organized under the laws of the State of Israel (“TIS”) and its subsidiaries entered into a Note Purchase Agreement with HCP-FVE, LLC, a Delaware limited liability company (“Hale Capital”) (the “Note Purchase Agreement”) pursuant to which Hale Capital agreed to purchase senior secured term loans notes (the “Notes”) from TIS in the aggregate principal amount of $2,350,000.  At the initial closing held on January 18, 2019, Hale Capital purchased a Note from TIS in the original principal amount of $1,860,000, and on February 5, 2019, Hale Capital purchased a Note from TIS in the original principal amount of $490,000.  The Notes had an initial maturity date of March 31, 2019, which maturity date was extended to May 31, 2019 as set forth below.

The interest rate on the Notes is the Prime Rate plus 6.00% per annum, payable monthly in arrears in cash.

Under certain circumstances set forth in the Note Purchase Agreement, including a change in control of TIS, TIS is obligated to redeem the Notes.

The Notes are secured obligations of TIS and its subsidiaries, senior to all existing and future indebtedness of TIS.  The Notes are guaranteed by the subsidiaries of TIS.  Subject only to any existing liens, the Notes are secured by all assets of TIS and its subsidiaries with a first priority lien.

The Note Purchase Agreement contains customary representations and warranties, covenants, indemnification provisions and customary provisions prohibiting additional indebtedness or liens.

The proceeds from the Notes were used as follows: $804,993 was used to repay an existing line of credit balance, accrued interest and fees to Silicon Valley Bank, $492,902 to pay Hale Capital for specified borrowing fees and for the reimbursement of legal and related expenses pursuant to the Note Purchase Agreement and other agreements and the remainder is being utilized for working capital.

In connection with the Note Purchase Agreement, TIS and Hale Capital amended and restated the Convertible Note, dated December 5, 2016, issued by TIS in favor of Hale Capital, in the original principal amount of $5,000,000 (the “Convertible Note”), to, among other things, secure the obligations thereunder by TIS and its subsidiaries’ granting a lien on the collateral as set forth in the guaranty and collateral agreement and increasing the interest rate to the Prime Rate plus eight percent (8%), such rate to be determined as of the beginning of each calendar quarter.   Hale Capital waived and released TIS and its subsidiaries from all claims Hale Capital had or may have relating to, or arising out of, any breach of TIS’ obligations under the Securities Purchase Agreement by and between TIS and Hale Capital, dated December 5, 2016 or the Convertible Note prior to the date of the Note Purchase Agreement.

Further, TIS agreed to pay Hale Capital a success fee in the amount of $313,255 (the “Success Fee”).  The Success Fee is payable at the earlier of (i) the sale of TIS, (ii) the retirement of any portion of the indebtedness evidenced by the Notes or the Convertible Note or (iii) May 31, 2019.

The borrowings under the Note Purchase Agreement were intended to, among other things, pay for certain expenses related to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between TIS, Kofax, Inc. and certain other parties and to provide financing for TIS’s operations until the anticipated closing of that transaction.

On February 3, 2019, in connection with the entry of the Merger Agreement, the Note Purchase Agreement was amended to, among other things, extend the maturity date of the borrowings thereunder to May 31, 2019 and include an Amendment Fee of $5,513.81 per day for each day from April 1, 2019 through May 31, 2019 that any of the indebtedness under the Notes or the Convertible Note or any other obligations remains outstanding.

The foregoing summary of the Note Purchase Agreement, Notes, Amended and Restated Convertible Note and Amendment No. 1. to the Note Purchase Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement, Notes, Amended and Restated Convertible Note and Amendment No. 1. to the Note Purchase Agreement, which are attached to this report as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Note Purchase Agreement, dated January 18, 2019, by and among TIS, HCP-FVE, LLC and the other parties thereto.

10.2	Note, dated January 18, 2019, issued by TIS in favor of HCP-FVE, LLC.

10.3	Amended and Restated Secured Convertible Note, dated January 18, 2019, issued by TIS in favor of HCP-FVE, LLC.

10.4	Amendment No.1 to the Note Purchase Agreement, dated February 3, 2019, by and among TIS, HCP-FVE, LLC and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOP IMAGE SYSTEMS LTD.

By:	/s/ Brendan Reidy
Name: Brendan Reidy
Title: Chief Executive Officer

Dated: February 13, 2019

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Note Purchase Agreement, dated January 18, 2019, by and among TIS, HCP-FVE, LLC and the other parties thereto.

10.2	Note, dated January 18, 2019, issued by TIS in favor of HCP-FVE, LLC.

10.3	Amended and Restated Secured Convertible Note, dated January 18, 2019, issued by TIS in favor of HCP-FVE, LLC.

10.4	Amendment No.1 to the Note Purchase Agreement, dated February 3, 2019, by and among TIS, HCP-FVE, LLC and the other parties thereto.